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                                                                      Exhibit 11

                      GENICOM Corporation and Subsidiaries
      STATEMENT REGARDING THE COMPANY'S COMPUTATION OF EARNINGS PER SHARE


                                                                 TWELVE MONTHS ENDED
                                                            ------------------------------
                                                            DECEMBER 28,      DECEMBER 29,
                                                                1997             1996
                                                            -------------    -------------
SHARES USED IN THIS COMPUTATION:

Weighted average common shares outstanding                        11,074           10,933

Shares applicable to stock options, net of shares
  assumed to be purchased from proceeds at
  average market                                                   1,496            1,235
                                                            -------------    -------------

TOTAL SHARES FOR EARNINGS PER COMMON SHARE
  AND COMMON SHARE EQUIVALENTS (DILUTED)                          12,570           12,168
                                                            =============    =============



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